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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 6, 2006



                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

       Delaware                     1-11639                     22-3408857
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
    of incorporation)                                    Identification Number)



    600 Mountain Avenue, Murray Hill, New Jersey            07974

       (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code: 908-582-8500

                   (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01.   OTHER EVENTS.

Lucent Technologies Inc. ("Lucent") disclosed that it has been notified by the staff of the Securities and Exchange Commission ("SEC") that Lucent should expect to receive shortly a "Wells" notice relating to a previously disclosed investigation of Lucent's operations in China under the Foreign Corrupt Practices Act ("FCPA"). A "Wells" notice is a common procedure where the SEC staff has preliminarily decided to recommend an enforcement action to the Commission. The SEC staff's preliminary determination is subject to Lucent's opportunity to respond to the "Wells" notice via a written submission to the SEC staff as well as to engage in additional discussions with the SEC staff in an effort to resolve the matter.

As previously disclosed by the Company, in April 2004, Lucent reported to the U.S. Department of Justice ("DOJ") and the SEC that an internal FCPA compliance audit and an outside counsel investigation found incidents and internal control deficiencies in Lucent's operations in China that potentially involved FCPA violations. Lucent has previously disclosed that it is cooperating with those agencies and that Lucent believes that these incidents and deficiencies did not have a material effect on its results of operations. However, Lucent cannot determine whether this continuing investigation will affect its future business operations in China or elsewhere.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LUCENT TECHNOLOGIES, INC.

   Date: September 6, 2006                 By:   /s/ William R. Carapezzi, Jr
                                                 ------------------------------
                                                Name:  William R. Carapezzi, Jr.
                                                Title: SVP, General Counsel
                                                       & Secretary